     As filed with the Securities and Exchange Commission on April 6, 2001.


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 5, 2001



                                PRICESMART, INC.
             (Exact name of registrant as specified in its charter)




       DELAWARE                      0-22793                    33-0628530
    (State or other                (Commission               (I.R.S. Employer
     jurisdiction                 File Number)              Identification No.)
   of incorporation)




                    4649 MORENA BOULEVARD, SAN DIEGO CA 92117
          (Address of principal executive offices, including zip code)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (858) 581-4530

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         This Current Report on Form 8-K is filed by PriceSmart, Inc., a
Delaware corporation (the "Company"), in connection with the matters described herein.

ITEM 5.  OTHER EVENTS.

         On April 5, 2001, the Company repurchased 242,144 shares of its common stock, par value $.0001 par value per share, for an aggregate of approximately $11.4 million in cash. The Company repurchased these shares pursuant to its obligations under the Stock Purchase Agreement relating to the Company's acquisition in March 2000 of the 49% minority interest in its Panamanian subsidiaries which previously had been owned by BB&M International Trading Group ("BB&M"). BB&M's principals are several Panamanian businessmen, including Rafael Barcenas, a director of the Company. In exchange for BB&M's 49% interest, the Company issued to BB&M's principals 306,748 shares of the Company's common stock. Under the Stock Purchase Agreement, as amended, the Company agreed to redeem the shares of the Company's common stock issued to BB&M at a price of $46.86 per share following the one-year anniversary of the completion of the acquisition upon the request of BB&M's principals. The Company has agreed to redeem the remaining 64,604 shares following the second anniversary of the completion of the acquisition at the price of $46.86 per share upon the holders' request.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 5, 2001                 PriceSmart, Inc.


                                       By: /s/ GILBERT A. PARTIDA
                                           -------------------------------------
                                           Gilbert A. Partida
                                           President and Chief Executive Officer




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